UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  September 8, 2008

(Date of earliest event reported)

Southern First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-277719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, South Carolina	29606
(Address of principal executive offices)	(Zip Code)

(864) 679-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On September 7, 2008, the U.S. Treasury, the Federal Reserve and the Federal Housing Finance Agency (FHFA) announced that FHFA was placing the Federal National Mortgage Association (FNMA) and the Federal Home Loan Mortgage Corporation (FHLMC) under conservatorship. Southern First Bancshares, Inc. (the “Company”), the bank holding company for Southern First Bank, believes that these actions will adversely impact the value of the Company’s holdings of preferred stock issued by FNMA.

At September 8, 2008, the Company held preferred securities issued by FNMA, with a book value of $2.0 million, and with unrealized losses of approximately $1.7 million. In light of the significant decline in the market value of these securities, resulting from the takeover of FNMA, the Company is actively working to determine the extent of the losses that may be incurred on these securities. As it is unclear at this time if the value of the securities will improve, the Company expects to record a non-cash other-than-temporary impairment charge on these investments for the quarter ending September 30, 2008.

Even if the Company determines that the full value of the securities must be written down, the Company and its subsidiary Southern First Bank will both remain “well-capitalized” under regulatory standards.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

Dated: September 12, 2008	By: /s/ James M. Austin, III
Name: James M. Austin, III
Title: Chief Financial Officer

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